UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 3, 2017, DCB Financial Corp (“DCB”), merged with and into First Commonwealth Financial Corporation (the “Company”), with the Company continuing as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of October 2, 2016 (the “Merger Agreement”), by and between the Company and DCB. Immediately following the Merger, The Delaware County Bank and Trust Company that was wholly owned by DCB, merged with and into First Commonwealth Bank, which is wholly owned by the Company (“FCB”), with FCB continuing as the surviving entity (the “Bank Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of DCB common stock, without par value (“DCB Common Stock”), subject to the proration and allocation procedures set forth in the Merger Agreement, was converted into the right to receive for each share of DCB Common Stock either (i) $14.50 in cash (the “cash consideration”) or (ii) 1.427 shares of the Company’s common stock, par value $1.00 per share (the “stock consideration” and, together with the cash consideration, the “Merger Consideration”). At the Effective Time, each outstanding option to acquire shares of DCB common stock was cancelled in exchange for a cash payment equal to the value of the option, if any. In addition, at the Effective Time, any unvested restricted stock vested in full and was entitled to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on October 3, 2016 and is incorporated herein by reference.

On April 3, 2017, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2017, Bart E. Johnson, a director of DCB prior to the Effective Time, was appointed to the Board of Directors of the Company and FCB effective immediately following the Company’s 2017 Annual Meeting of Shareholders, which has been called for April 25, 2017, subject to the consummation of the Merger on April 3, 2017. The Board of Directors of the Company does not currently expect Mr. Johnson will serve on a committee of the Board of Directors of the Company. Mr. Johnson was appointed to the Board of Directors of the Company and FCB pursuant to the terms of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2017

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ Matthew Tomb
Name:	Matthew Tomb
Title:	Executive Vice President, Chief Risk Officer and General Counsel